Exhibit 99.2

Entertainment One Ltd. Unaudited Condensed Consolidated Financial Statements as of June 30, 2019

and for the three months ended June 30, 2019

Condensed Consolidated Income Statement

for the three months ended 30 June 2019

	Note	Period ended 30 June 2019 £m	Period ended 30 June 2018 £m
Revenue	4	173.1	185.7
Cost of sales		(128.2)	(138.4)

Gross profit		44.9	47.3
Administrative expenses		(62.6)	(46.3)
Share of results of joint ventures		—	0.1

Operating (loss)/profit		(17.7)	1.1
Finance income		—	0.4
Finance costs		(26.2)	(8.3)

Loss before tax		(43.9)	(6.8)
Income tax credit/(charge)		3.4	(1.6)

Loss for the period		(40.5)	(8.4)

Attributable to:

Owners of the Company		(40.8)	(8.7)
Non-controlling interests		0.3	0.3

Loss per share (pence)
Basic	5	(8.3)	(1.9)
Diluted	5	(8.3)	(1.9)

The accompanying notes form an integral part of these Condensed Consolidated Financial Statements.

Condensed Consolidated Statement of Comprehensive Income

for the three months ended 30 June 2019

	Period ended 30 June 2019 £m	Period ended 30 June 2018 £m
Loss for the period	(40.5)	(8.4)
Items that may be reclassified subsequently to profit or loss:
Exchange differences on foreign operations	18.4	34.2
Hedging reserve movements	0.8	3.7
Tax related to components of other comprehensive income	(0.2)	(0.6)

Total other comprehensive income for the period	19.0	37.3

Total comprehensive (loss)/income for the period	(21.5)	28.9

Attributable to:
Owners of the Company	(21.9)	28.0
Non-controlling interests	0.4	0.9

The accompanying notes form an integral part of these Condensed Consolidated Financial Statements.

Entertainment One Ltd. Unaudited Condensed Consolidated Financial Statements as of June 30, 2019

and for the three months ended June 30, 2019

Condensed Consolidated Balance Sheet

at 30 June 2019

	Note	30 June 2019 £m	31 March 2019 £m
ASSETS
Non-current assets
Goodwill		468.1	397.2
Other intangible assets		321.2	219.9
Interest in joint ventures		1.3	1.2
Investment in productions		286.6	259.8
Property, plant and equipment		19.8	12.9
Right of use assets		56.0	—
Trade and other receivables		48.6	46.9
Deferred tax assets		49.9	37.5

Total non-current assets		1,251.5	975.4

Current assets
Inventories		11.2	11.7
Investment in acquired content rights		288.9	254.0
Trade and other receivables		512.3	548.4
Cash and cash equivalents		127.1	107.4
Current tax assets		2.1	0.8
Financial instruments	9	6.2	4.1

Total current assets		947.8	926.4

Total assets		2,199.3	1,901.8

LIABILITIES
Non-current liabilities
Interest-bearing loans and borrowings	10	567.1	392.2
Production financing	11	73.3	110.2
Lease liabilities		46.8	—
Trade and other payables		17.0	15.6
Provisions		1.0	0.4
Deferred tax liabilities		52.7	32.5

Total non-current liabilities		757.9	550.9

Current liabilities
Interest-bearing loans and borrowings	10	0.5	0.9
Production financing	11	74.0	85.7
Lease liabilities		10.6	—
Trade and other payables		518.2	529.3
Provisions		3.2	4.2
Current tax liabilities		10.5	12.6
Financial instruments	9	0.2	3.5

Total current liabilities		617.2	636.2

Total liabilities		1,375.1	1,187.1

Net assets		824.2	714.7

EQUITY
Stated capital	12	752.4	610.6
Other reserves		(10.8)	(11.4)
Currency translation reserve		81.0	62.7
Retained earnings		(33.5)	15.3

Equity attributable to owners of the Company		789.1	677.2
Non-controlling interests		35.1	37.5

Total equity		824.2	714.7

Total liabilities and equity		2,199.3	1,901.8

The accompanying notes form an integral part of these Condensed Consolidated Financial Statements.

Entertainment One Ltd. Unaudited Condensed Consolidated Financial Statements as of June 30, 2019

and for the three months ended June 30, 2019

Condensed Consolidated Cash Flow Statement

for the three months ended 30 June 2019

	Note	Period ended 30 June 2019 £m	Period ended 30 June 2018 £m
Operating activities
Operating (loss)/profit		(17.7)	1.1
Adjustment for:
Depreciation of property, plant and equipment		0.8	0.4
Depreciation of right of use assets		2.2	—
Amortisation of software		0.2	0.3
Amortisation of acquired intangibles		12.6	9.8
Amortisation of investment in productions		38.9	40.2
Investment in productions, net of grants received		(43.7)	(37.5)
Amortisation of investment in acquired content rights		11.3	19.0
Investment in acquired content rights		(49.6)	(29.7)
Share of results of joint ventures		—	(0.1)
Share-based payment charge		3.1	3.9

Operating cash flows before changes in working capital and provisions		(41.9)	7.4
Decrease in inventories		0.9	1.3
Decrease in trade and other receivables		51.7	20.6
Decrease in trade and other payables		(18.7)	(32.7)
Decrease in provisions		(0.8)	(0.7)

Cash used from operations		(8.8)	(4.1)
Income tax paid		(9.8)	(9.2)

Net cash used from operating activities		(18.6)	(13.3)

Investing activities
Acquisition of subsidiaries and joint ventures, net of cash acquired	6	(154.2)	(0.8)
Purchase of financial instruments	9	(2.0)	(0.2)
Purchase of property, plant and equipment		(6.3)	(0.3)
Purchase of software		(1.0)	(0.2)

Net cash used in investing activities		(163.5)	(1.5)

Financing activities
Net proceeds on issue of shares		127.5	—
Drawdown of interest-bearing loans and borrowings	10	613.1	73.6
Repayment of interest-bearing loans and borrowings	10	(438.7)	(15.9)
Drawdown of production financing	11	30.0	20.4
Repayment of production financing	11	(84.0)	(57.9)
Transactions with equity holders[1]	6	(4.7)	(9.7)
Interest paid		(13.9)	(1.0)
Lease payments		(2.3)	—
Dividends paid to shareholders and to non-controlling interests of subsidiaries		(3.1)	(2.9)
Fees paid in relation to the Group’s bonds and one-off finance costs		(15.8)	—

Net cash from financing activities		208.1	6.6

Net increase/(decrease) in cash and cash equivalents		26.0	(8.2)
Cash and cash equivalents at beginning of the period		107.4	119.1
Effect of foreign exchange rate changes on cash held		(6.3)	3.4

Cash and cash equivalents at end of the period		127.1	114.3

The accompanying notes form an integral part of these Condensed Consolidated Financial Statements.

1.	See Note 1 ‘Restatements’ for further details.

Entertainment One Ltd. Unaudited Condensed Consolidated Financial Statements as of June 30, 2019

and for the three months ended June 30, 2019

Condensed Consolidated Statement of Changes in Equity

for the three months ended 30 June 2019

	Stated capital (net of own shares) £m	Other reserves £m	Currency translation reserve £m	Retained earnings £m	Equity attributable to the owners of the Company £m	Non-controlling interests £m	Total equity £m
At 1 April 2018	594.6	(23.6)	29.8	19.0	619.8	46.3	666.1
Adjustments on initial application of IFRS 9 (net of tax)	—	—	—	(2.2)	(2.2)	—	(2.2)
(Loss)/profit for the period[1]	—	—	—	(8.7)	(8.7)	0.3	(8.4)
Other comprehensive income	—	3.1	33.6	—	36.7	0.6	37.3

Total comprehensive income/(loss) for the period	—	3.1	33.6	(8.7)	28.0	0.9	28.9

Credits in respect of share-based payments	—	—	—	3.6	3.6	—	3.6
Exercise of share options	2.1	—	—	(2.1)	—	—	—
Acquisition of subsidiaries	1.9	(3.1)	—	—	(1.2)	0.4	(0.8)
Transactions with equity holders	4.5	12.2	1.2	(1.4)	16.5	(8.0)	8.5
Dividends payable	—	—	—	(5.3)	(5.3)	(2.9)	(8.2)

Total transactions with equity holders[1]	8.5	9.1	1.2	(5.2)	13.6	(10.5)	3.1

At 30 June 2018	603.1	(11.4)	64.6	2.9	659.2	36.7	695.9

At 1 April 2019	610.6	(11.4)	62.7	15.3	677.2	37.5	714.7

Loss for the period	—	—	—	(40.8)	(40.8)	0.3	(40.5)
Other comprehensive income	—	0.6	18.3	—	18.9	0.1	19.0

Total comprehensive income/(loss) for the period	—	0.6	18.3	(40.8)	(21.9)	0.4	(21.5)

Issue of common shares net of transaction costs	127.5	—	—	—	127.5	—	127.5
Credits in respect of share-based payments	—	—	—	3.0	3.0	—	3.0
Deferred tax movement arising on share options	—	—	—	0.4	0.4	—	0.4
Exercise of share options	4.3	—	—	(4.3)	—	—	—
Distribution of shares to beneficiaries of the Employee Benefit Trust	0.1	—	—	(0.1)	—	—	—
Acquisition of subsidiaries	9.9	—	—	—	9.9	—	9.9
Transactions with equity holders	—	—	—	(1.0)	(1.0)	0.3	(0.7)
Dividends payable	—	—	—	(6.0)	(6.0)	(3.1)	(9.1)

Total transactions with equity holders[1]	141.8	—	—	(8.0)	133.8	(2.8)	131.0

At 30 June 2019	752.4	(10.8)	81.0	(33.5)	789.1	35.1	824.2

The accompanying notes form an integral part of these Condensed Consolidated Financial Statements.

1.	See Note 1 ‘Restatements’ for further details.

Entertainment One Ltd. Unaudited Condensed Consolidated Financial Statements as of June 30, 2019

and for the three months ended June 30, 2019

Notes to the Condensed Consolidated Financial Statements for the three months ended 30 June 2019

1. NATURE OF OPERATIONS AND GENERAL INFORMATION

Entertainment One is a leading independent entertainment group focused on the acquisition, production and distribution of family, television, film and music content rights across all media throughout the world. Entertainment One Ltd. (the ‘Company’) is the Group’s ultimate parent company and is incorporated and domiciled in Canada. The registered office of the Company is 134 Peter Street, Suite 700, Toronto, Ontario, M5V 2H2, Canada.

The Company’s common shares are listed on the premium listing segment of the Official List of the Financial Conduct Authority.

2. BASIS OF PREPARATION

SIGNIFICANT ACCOUNTING POLICIES

These condensed consolidated financial statements included within the Interim Announcement, have been prepared in accordance with International Accounting Standards (IAS) 34 Interim Financial Reporting. These condensed consolidated financial statements do not include all the information and disclosures required in the annual financial statements and should be read in conjunction with the Group’s consolidated financial statements for the year ended 31 March 2019 which were prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). The Group’s statutory filings are prepared in accordance with IFRS as adopted by the EU (EU-IFRS) but there were no differences between EU-IFRS and IASB-IFRS that have been adopted in these condensed consolidated financial statements.

Other than new standards effective during the year as described below and income taxes which are accrued using the tax rate that is expected to be applicable for the full financial year, the policies are consistent with the principal accounting policies which were set out in the Group’s consolidated financial statements for the year ended 31 March 2019.

These condensed consolidated financial statements for 30 June 2019 are unaudited but have been reviewed by the Group’s auditor and their review opinion is included at the end of these statements. The condensed consolidated financial statements for 30 June 2018 were unaudited and not reviewed.

These condensed consolidated financial statements are presented in pounds sterling, which is also the functional currency of the parent company. All values are shown in millions, rounded to the nearest one hundred thousand pounds, except when otherwise stated.

GOING CONCERN

In addition to its senior secured notes (due 2026) the Group meets its day-to-day working capital requirements and funds its investment in production and investment in acquired content rights through its cash in hand and through a revolving credit facility which matures in December 2023 and is secured on certain assets held by the Group. Under the terms of this facility the Group is able to drawdown in the local currencies of its significant operating businesses. The facility and senior secured notes are subject to a series of covenants including interest cover charge and net debt against underlying EBITDA.

The Group has a track record of cash generation and is in full compliance with its bank facility and bond covenant requirements. At 30 June 2019, the Group had £57.6m of cash and cash equivalents (excluding cash held by production subsidiaries), £567.6m of gross debt and undrawn amounts under the revolving credit facility of £53.4m.

The Group is exposed to uncertainties arising from the economic climate and uncertainties in the markets in which it operates. Market conditions could lead to lower than anticipated demand for the Group’s products and services and exchange rate volatility could also impact reported performance. The directors have considered the impact of these and other uncertainties and factored them into their financial forecasts and assessment of covenant headroom. The Group’s forecasts and projections, taking account of reasonable possible changes in trading performance (and available mitigating actions), show that the Group will be able to operate within the expected limits of its existing financing and provide headroom against the covenants for the foreseeable future. For these reasons the directors continue to adopt the going concern basis of accounting in preparing these condensed consolidated financial statements.

RESTATEMENTS

Sierra put option

On 27 June 2018, the Group acquired the remaining 49% in Sierra Pictures, LLC (‘Sierra/Affinity’). As a result of the acquisition, the put and call options granted over the 49% shares were cancelled. The carrying value of the liability as at 27 June 2018 of £17.9 million was reversed with the corresponding adjustment to the Put option reserve of £12.2 million.

Part of this balance had previously been credited as a finance income of £5.7 million in the condensed consolidated financial statements for the six months ended 30 September 2018 and in the consolidated financial statements for the year ended 31 March 2019. However, subsequent to the year-end, it was determined that the appropriate treatment would be to credit the full balance to retained earnings considering that this was a transaction with equity holders. The Group has restated the prior year amounts disclosed in the consolidated financial statements for the year ended 31 March 2019 and condensed consolidated financial statements for the period ended 30 September 2018 as follows: the loss for the year / period increased by £5.7m with a corresponding reduction in the loss on transactions with equity holders in the Statement of Changes in Equity. There was no impact on the consolidated balance sheet at 31 March 2019 or 30 September 2018.

The Group concluded that the restatement was not fundamental to the Group’s previously issued financial statements and therefore the accounts were not issued.

Entertainment One Ltd. Unaudited Condensed Consolidated Financial Statements as of June 30, 2019

and for the three months ended June 30, 2019

Cash Flow Statement classification

Transactions with equity holders are classified as financing activities. These were previously classified by the Group as investing activities. The change is to appropriately reflect the nature of the transactions.

IMPACT OF NEW ACCOUNTING STANDARDS

Transition to IFRS 16 Leases

IFRS 16 Leases (‘IFRS 16’) supersedes IAS 17 Leases and sets out the principles for the recognition, measurement presentation and disclosure of leases.

The Group has applied IFRS 16 from 1 April 2019 using the modified retrospective approach on transition. Under this method, the standard is applied retrospectively with the cumulative effect of initially applying IFRS 16 recognised at the date of application (1 April 2019). Accordingly, the comparative information presented for the condensed consolidated income statement for the period-ended 30 June 2018 and the condensed consolidated balance sheet as at 31 March 2019 have not been restated.

IFRS 16 results in both an asset (‘right of use asset’), representing the right to use a leased item, and liability (‘lease liability’), representing discounted future lease payments, being recognised on balance sheet. Lease costs are now recognised as depreciation and interest, rather than being included within operating costs.

On adoption of IFRS 16, the Group recognised lease liabilities in relation to leases which had previously been classified as ‘operating leases’ under the principles of IAS 17 Leases. These liabilities are measured at the present value of the remaining lease payments, discounted using the interest rate implicit (where that rate can be readily determined) or using an incremental borrowing rate. The finance cost is charged to the income statement over the lease period so as to produce a constant rate of interest on the remaining balance of the liability for each period.

At the transition date the Group has recognised right-of-use assets equal to the lease liability, adjusted for any prepaid or accrued lease payments and any incentives received.

The Group has elected not to reassess whether a contract is, or contains a lease at the date of initial application. Instead, for contracts entered into before the transition date, the Group relied on its assessment made applying the previous accounting guidance.

The Group has opted to use the recognition exemptions available under IFRS 16 for leases with a term less than 12 months and for leases relating to low-value assets. The Group will continue to expense the lease payments associated with these leases on a straight-line basis over the lease term. During the three-months ended 30 June 2019, the Group has recognised £0.5m in relation to low value or short-term leases.

On transition the Group recognised the following lease liabilities and right-of-use assets:

At 1 April 2019	£m
ASSETS
Right of use assets	55.3
LIABILITIES
Lease liabilities	55.3

The table below reconciles the Group’s operating lease commitments as at 31 March 2019 to the lease liabilities recognised on transition on 1 April 2019.

£m
Operating lease commitments at 31 March 2019	66.6
Exclude low-value and short-term leases	(0.8)

Gross lease liabilities	65.8

Impact of discounting	(10.5)

Lease liabilities recognised on 1 April 2019	55.3

When measuring lease liabilities for leases that were previously classified as operating leases, the Group discounted lease payments using its incremental borrowing rate at 1 April 2019. The weighted-average incremental borrowing rate applied is 4.69%.

During the three-months ended 30 June 2019, the Group has recognised £2.2m of depreciation charges and £0.7m of interest in relation to those leases now recognised on balance sheet. The operating lease expense for the 30 June 2018 was £1.5m.

The Group’s undiscounted contractual cashflows relating to its lease liabilities are as follows:

£m	Within 1 year	Within 2 to 5 years	In 5 years or more	Total
Lease liabilities	10.0	41.8	17.0	68.8

Accounting Policy for Leases

The Group’s leases primarily relate to various offices in Australia, China, Canada, the USA and the UK. Rental periods are typically for fixed periods of up to ten years. Lease terms are negotiated on an individual basis and contain a wide range of different terms and conditions. Assets and liabilities arising from a lease are initially measured on a present value basis. Lease liabilities include the net present value of the fixed payments, less any lease incentives receivable.

Entertainment One Ltd. Unaudited Condensed Consolidated Financial Statements as of June 30, 2019

and for the three months ended June 30, 2019

The lease payments are discounted using the interest rate implicit in the lease. If that rate cannot be determined, the lessee’s incremental borrowing rate is used, being the rate that the lessee would have to pay to borrow the funds necessary to obtain an asset of similar value in a similar economic environment with similar terms and conditions.

Right of use assets are measured at cost comprising the following: the amount of initial measurement of lease liability; any lease payments made at or before the commencement date less any lease incentives received; any initial direct costs; and restoration costs.

ESTIMATES

The preparation of condensed consolidated financial statements requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amount of assets and liabilities, income and expenses. Actual results may differ from these estimates. In preparing these condensed consolidated financial statements, the significant judgements made by management in applying the Group accounting policies and the key sources of estimation uncertainty were the same as those applied to the consolidated financial statements as at and for the year ended 31 March 2019.

3. SEGMENTAL ANALYSIS

SEASONALITY OF OPERATIONS

The Group’s business is normally subject to seasonal variations based on the timing of film cinema releases, physical home entertainment and television and digital content releases. Release dates are determined by several factors, including timing of holiday periods, the US release date of films and television series and competition in the market. In addition, revenues for the Group’s licensed consumer products are influenced by seasonal consumer purchasing behaviour. Accordingly, if a short-term negative impact on the Group’s business occurs during a time of high seasonal demand, the effect could have a disproportionate effect on the Group’s results for the period.

The Group’s exposure to seasonality varies by Division. The results of the Family & Brands Division are affected by the timing of royalties earned on properties driven by timing of holiday periods. Within the Film, Television & Music Division, revenues from are driven by contracted delivery dates/release dates with primary broadcasters and can fluctuate significantly from period-to-period. Film release dates are not entirely in the control of the Group and are determined largely by the production and release schedules of each film’s producer and the timing of holiday periods.

OPERATING SEGMENTS

The Group is organised for internal reporting and management purposes into:

•	Family & Brands – the production, acquisition and exploitation, including licensing and merchandising, of family content rights across all media

•	Film, Television & Music – the production, acquisition and exploitation and trading of television, film and music content rights across all media

The Group’s operating segments are identified on the basis of internal reports that are regularly reviewed by the chief operating decision maker in order to allocate resources to the segment and to assess its performance. The Chief Executive Officer has been identified as the chief operating decision maker.

Inter-segment sales are charged at prevailing market prices.

Entertainment One Ltd. Unaudited Condensed Consolidated Financial Statements as of June 30, 2019

and for the three months ended June 30, 2019

Segment information for the period ended 30 June 2019 is presented below:

	Family & Brands	Film, Television & Music	Eliminations	Consolidated
	£m	£m	£m	£m
Segment revenue
External revenue	29.4	143.7	—	173.1
Inter-segment revenue	1.1	0.1	(1.2)	—

Total segment revenue	30.5	143.8	(1.2)	173.1

Segment results
Segment underlying EBITDA[1]	17.8	0.8	(0.2)	18.4
Group costs				(5.0)

Underlying EBITDA[1]				13.4
Amortisation of acquired intangibles				(12.6)
Depreciation and amortisation of software				(1.0)
Depreciation of right of use assets				(2.2)
Share-based payment charge				(3.1)
One-off items[1]				(12.2)

Operating loss				(17.7)
Finance income				—
Finance costs				(26.2)

Loss before tax				(43.9)
Income tax credit				3.4

Loss for the period				(40.5)

Segment assets
Total segment assets	261.4	1,934.3	—	2,195.7
Unallocated corporate assets				3.6

Total assets				2,199.3

1.

The Group uses a number of non-IFRS financial measures that are not specifically defined under IFRS or any other generally accepted accounting principles, including underlying EBITDA and one-off items. One-off items are items of income and expenditure that are exceptional and, in the judgement of the directors, should be disclosed separately on the basis that they are material, either by their nature or their size, to provide a better understanding of the Group’s underlying financial performance. One off items consist of: severance charges of £3.0m associated with the integration of the Film and Television Divisions; severance charges and staff costs of £1.9m associated with the outsourcing arrangements implemented in certain of the Group’s Film Distribution territories; severance charges of £0.7m relating to the closure of the Group’s home entertainment business in Canada; acquisition costs of £6.1m primarily relating to the acquisition of Audio Network Limited which was completed on 18 April 2019; and other one-off costs of £0.5m relating to legal fees incurred on aborted projects.

Segment information for the period ended 30 June 2018 is presented below:

	Family & Brands	Film, Television & Music	Eliminations	Consolidated
	£m	£m	£m	£m
Segment revenue
External revenue	30.1	155.6	—	185.7
Inter-segment revenue	0.9	0.1	(1.0)	—

Total segment revenue	31.0	155.7	(1.0)	185.7

Segment results
Segment underlying EBITDA[1]	18.6	0.7	—	19.3
Group costs				(2.0)

Underlying EBITDA[1]				17.3
Amortisation of acquired intangibles				(9.8)
Depreciation and amortisation of software				(0.7)
Depreciation of right of use assets				—
Share-based payment charge				(3.9)
One-off items[1]				(1.8)

Operating profit				1.1
Finance income				0.4
Finance costs				(8.3)

Loss before tax				(6.8)
Income tax charge				(1.6)

Loss for the period				(8.4)

Entertainment One Ltd. Unaudited Condensed Consolidated Financial Statements as of June 30, 2019

and for the three months ended June 30, 2019

Segment assets for the year ended 31 March 2019 is presented below:

Segment assets
Total segment assets	257.5	1,643.6	—	1,901.1
Unallocated corporate assets				0.7

Total assets				1,901.8

1.

The Group uses a number of non-IFRS financial measures that are not specifically defined under IFRS or any other generally accepted accounting principles, including underlying EBITDA and one-off items. One-off items are items of income and expenditure that are exceptional and, in the judgement of the directors, should be disclosed separately on the basis that they are material, either by their nature or their size, to provide a better understanding of the Group’s underlying financial performance. One-off items consisted of £1.5m of costs associated with the integration of the Film and Television Divisions, £0.2m of acquisition costs in relation to Round Room and Whizz Kid and the remaining £0.1m related to legal fees on aborted projects.

4. REVENUE

In the following table, revenue is disaggregated by major service lines. The table also includes a reconciliation of the disaggregated revenue with the Group’s reportable segments. See Note 3.

DISAGGREGATION OF REVENUE

	Family & Brands		Film, Television & Music		Consolidated
	2019	2018	2019	2018	2019	2018
	£m	£m	£m	£m	£m	£m
Major revenue streams
Theatrical	—	—	13.5	9.0	13.5	9.0
Transactional	7.5	8.3	28.6	29.5	36.1	37.8
Broadcast and licensing	2.1	1.3	53.7	74.8	55.8	76.1
Licensing and merchandising	19.7	20.4	—	—	19.7	20.4
Production and other	0.1	0.1	47.9	42.3	48.0	42.4

	29.4	30.1	143.7	155.6	173.1	185.7

Timing of revenue recognition
Products transferred at a point in time	9.7	9.7	114.8	136.2	124.5	145.9
Products transferred over time	19.7	20.4	28.9	19.4	48.6	39.8

	29.4	30.1	143.7	155.6	173.1	185.7

5. EARNINGS PER SHARE

	Three months ended	Three months ended
	30 June 2019 Pence	30 June 2018 Pence
Basic losses per share	(8.3)	(1.9)
Diluted losses per share	(8.3)	(1.9)

The weighted average number of shares used in the earnings per share calculations are set out below:

	Three months ended	Three months ended
	30 June 2019 Million	30 June 2018 Million
Weighted average number of shares for basic and diluted losses per share	492.0	460.9
Potentially dilutive shares outstanding:
Employee share awards	11.3	9.2

There was no difference in the weighted average number of shares used for the calculation of basic and diluted losses per share as the effect of all potentially dilutive shares outstanding was anti-dilutive.

Entertainment One Ltd. Unaudited Condensed Consolidated Financial Statements as of June 30, 2019

and for the three months ended June 30, 2019

6. BUSINESS COMBINATIONS AND TRANSACTIONS WITH EQUITY HOLDERS

ACQUISITIONS

On 18 April 2019, the Group acquired a 100% stake in Audio Network Limited, an independent creator and publisher of original high-quality music for use in film, television, advertising and digital media, with streamlined owned rights. Audio Network has been reported as part of the Film, Television & Music segment. Acquired intangibles of £110.6m were identified, which primarily represented the value of the music catalogue and customer relationships. The resultant goodwill represents the value placed on the opportunity to grow the music publishing business and expected cost synergies in the wider Film, Television & Music business. None of the goodwill is expected to be tax deductible for income tax purposes.

Provisional
Audio Network
£m
Acquired intangibles	110.6
Trade and other receivables	14.8
Cash and cash equivalents	14.7
Property, plant and equipment	2.7
Current tax asset	0.6
Trade and other payables	(6.3)
Lease liabilities	(2.2)
Deferred tax liabilities	(18.8)

Total net assets acquired	116.1

Group’s proportionate interest of fair value of net assets acquired	100%
Group’s share of fair value of net assets acquired	116.1
Goodwill	62.7

Net assets acquired	178.8

Satisfied by:
Cash	168.9
Shares in Entertainment One Ltd.	9.9

Total consideration transferred	178.8

The net cash outflow arising in the period from the acquisition was made up of:
Cash consideration settled during the year	168.9
Less: Cash and cash equivalents acquired	(14.7)

Total net cash outflow	154.2

Non-controlling interests proportionate interest of fair value of net assets	—

Total non-controlling interests	—

The net asset figures stated above are provisional and will be finalised within a 12 month period in accordance with IFRS 3. During the period ended 30 June 2019, Audio Network contributed £8.1m of revenue and £3.3m of profit before tax to the Group’s results.

TRANSACTIONS WITH EQUITY HOLDERS

The Mark Gordon Company

As part of the Group’s acquisition of the remaining 49% in The Mark Gordon Company (‘MGC’) on 2 March 2018 the vendors were entitled to receive a pro-rata share of certain pre-acquisition contingent receipts where these could be recovered.

During the period, a payment of £4.7m was made to the vendors of MGC relating to the above, resulting in a £0.3m charge to retained earnings.

PRIOR PERIODS

Acquisition of Whizz Kid

The Group acquired 70.1% stake in Whizz Kid Entertainment Limited (‘Whizz Kid’), a UK based unscripted television production company, on 9 April 2018 for a total consideration of £6.9m settled by a cash payment of £5.0m and by issuing 637,952 shares in Entertainment One Ltd. amounting to £1.9m. Acquired intangibles of £0.7m were identified which represent the value of television show concepts and back end royalties following the end of a series production. The resultant goodwill of £6.0m represents the value placed on the opportunity to grow the content and formats produced by Whizz Kid. None of the goodwill is expected to be deductible for income tax purposes. Non-controlling interests of £0.4m represents the proportionate value of fair value of net assets on acquisition date.

As part of the transaction, the Group entered into a put and call option over the remaining shares of Whizz Kid it did not acquire. This option can be exercised in 2023 with the price determined as a multiple of the average performance of Whizz Kid in the preceding 5 years. At inception the Group estimated the present value of the options to be £3.1m which has been recorded as an adjustment to the Put option reserve, disclosed within Other reserves.

Entertainment One Ltd. Unaudited Condensed Consolidated Financial Statements as of June 30, 2019

and for the three months ended June 30, 2019

Transactions with equity holders - Sierra Pictures

On 27 June 2018, the Group acquired the remaining 49% in Sierra Pictures, LLC (‘Sierra/Affinity’) for a total consideration of £14.2m settled by a cash payment of £9.7m and by issuing 1,231,768 shares in Entertainment One Ltd. amounting to £4.5m.

The carrying value of the non-controlling interest in Sierra/Affinity on 27 June 2018 amounting to £8.6m was de-recognised and transaction costs of £0.1m was recorded as a charge to the Group’s retained earnings. The Currency translation reserve relating to the previous non-controlling interest of £1.2m has been transferred to the Group. The difference of £6.7m has been recognised as a charge to the Group’s retained earnings.

As a result of the acquisition, the put and call options granted over the 49% shares have been cancelled. The carrying value of the liability as at 27 June 2018 of £17.9m has been reversed with the corresponding adjustment to the Put option reserve of £12.2m. The difference of £5.7m has been credited to retained earnings.

7. RISKS AND UNCERTAINTIES

The Board considers risk assessment, identification of mitigating actions and internal control to be fundamental to achieving the Group’s strategic objectives. The Corporate Governance section on pages 51 to 54 of the Annual Report and Accounts for the year ended 31 March 2019 describes the systems and processes through which the directors manage and mitigate risks. The Board recognises that the nature and scope of the risks can change and so reviews the risks faced by the Group, as well as the systems and processes to mitigate them on an ongoing basis. The Board considers the principal risks to achieving its objectives to be:

•	Strategy formulation and execution – Creating and executing the best strategy for the Group;

•	Recruitment and retention of employees – Finding the best people for the business to deliver its strategy;

•	Source and select the right content at the right price – Building a valuable content portfolio;

•	Protection of intellectual property rights – Protecting content and brands;

•	Regulatory compliance – Operating within the law and seeking to optimise efficiency;

•	Information security/data protection – Protecting eOne and stakeholders’ data;

•	Business continuity planning – Maintaining operations in the event of an incident or crisis; and

•	Financial risk – Seeking and maintaining financing to support the delivery of the Group’s strategic objectives.

The Group continues to assess and respond to the implications of Brexit and expects there to be no significant exposures. As part of its financial risk management, the Group monitors foreign currency movements. The movement in foreign currency exchange rates during the period has an impact on the reporting of the financial performance of the Group. In particular, the different functional currencies of the Group (US dollars, Canadian dollars, euros, pounds sterling and Australian dollars) result in consolidation translation gains and losses as the Group reports its financial results in pounds sterling. During the three months ended 30 June 2019 a gain of £18.4m (2018: gain of £34.2m) has been recorded in the Currency translation reserve, reflecting the impact of the stronger pound sterling on translation of the Group’s non-sterling net assets. The Group looks to balance local currency borrowings with the net assets of individual operating units to help mitigate the impact of currency movements in relation to the Group’s consolidated net assets.

The financial results of individual businesses within the Group are not significantly impacted by foreign currency movements other than in relation to the investment in acquired content rights which is generally transacted in US dollars and in relation to the merchandising and licensing contracts of the Family & Brands Division. The Group reduces its exposure to risk in relation to foreign currency movements in these circumstances through hedging instruments and internal currency offsets where available.

In the view of the Board there has been no material change in risk factors since 31 March 2019. Further details of these risks are provided on pages 51 to 54 of the Annual Report and Accounts for the year ended 31 March 2019.

8. RELATED PARTY TRANSACTIONS

Transactions between the Company and its subsidiaries, which are related parties, have been eliminated on consolidation and are not disclosed in this note.

TRANSACTIONS WITH SIGNIFICANT SHAREHOLDERS

Canadian Pension Plan Investment Board (CPPIB) held 86,697,069 common shares in the Company at 30 June 2019 (31 March 2019: 85,597,069), amounting to 17.59% (31 March 2019: 18.42%) of the issued capital of the Company. CPPIB is deemed to be a related party of Entertainment One Ltd. by virtue of this significant shareholding. The Group pays CPPIB an annual fee equivalent to the annual fee paid by the Group to its other non-executive directors in consideration for CPPIB allowing Scott Lawrence to allocate time to his role as a non-executive director of the Company. The fee payable to CPPIB in respect of Scott Lawrence’s services for the period ended 30 June 2019 was C$22,500 (30 June 2018: C$22,500).

At 30 June 2019 the amounts outstanding payable to CPPIB are C$nil (31 March 2019: C$8,500).

TRANSACTIONS WITH JOINT VENTURES

The Group owns 50% shares in the joint venture eOne/Fox Home Ent Distribution Canada. During the three months ended 30 June 2019 the Group made purchases of £100,202 from eOne/Fox Home Ent Distribution Canada. At 30 June 2019 the amounts outstanding payable to eOne/Fox Home Ent Distribution Canada from the Group are £60,788.

Entertainment One Ltd. Unaudited Condensed Consolidated Financial Statements as of June 30, 2019

and for the three months ended June 30, 2019

The Group owns a 50% share in the joint venture Suite Distribution Limited. During the three months ended 30 June 2019 the Group received income of £nil from Suite Distribution Limited. At 30 June 2019 the amounts receivable from Suite Distribution Limited are £155,000.

The Group owns a 50% share in the joint venture Creative England-Entertainment One Global Television Initiative Limited. During the three months ended 30 June 2019 the Group received income of £nil from Creative England-Entertainment One Global Television Initiative Limited. At 30 June 2019 the amounts receivable from Creative England-Entertainment One Global Television Initiative Limited were £330,654.

Except for the items noted above, the nature of related parties disclosed in the consolidated financial statements for the Group as at and for the year ended 31 March 2019 has not changed.

KEY MANAGEMENT PERSONNEL

Key management consists of the Group Chief Executive Officer and the Group Chief Financial Officer. The directors are of the opinion these persons had authority and responsibility for planning, directing and controlling the activities of the Group, directly or indirectly.

The aggregate amounts of key management compensation are set out below:

	Period ended 30 June 2019	Period ended 30 June 2018
	£m	£m
Short-term employee benefits	0.4	0.4
Share-based payment benefits	0.6	0.9

Total	1.0	1.3

9. FINANCIAL INSTRUMENTS

As at 30 June 2019, there was no significant difference between the book value and fair value (as determined by market value) of the Group’s financial assets or liabilities other than the Group’s £425.0m senior secured notes, which have a fair value of £438.4m. There were no transfers between levels in the period and there have been no changes to the basis of determining the fair value measurements and valuation inputs disclosed within the Group’s consolidated financial statements for the year ended 31 March 2019.

At 30 June 2019, the Group had the following financial assets and liabilities:

		Period ended 30 June 2019	Year ended 31 March 2019
		£m	£m
Assets measured at fair value
Derivative financial assets	Level 2	1.4	0.9
Non-listed equity instruments	Level 3	4.8	3.2
Liabilities measured at fair value
Derivative financial liabilities	Level 2	(0.2)	(3.5)

Total		6.0	0.6

The movements in non-listed equity instruments during the period ended 30 June 2019 were as follows:

Non-listed equity instruments
£m
Balance at 1 April 2018	0.8
Additions	2.3
Change in fair value recorded in:
profit and loss other comprehensive income	—
Transfers
Amounts settled	—
Exchange differences recorded in profit and loss	0.1

Balance at 31 March 2019	3.2
Additions	2.0
Change in fair value recorded in:
profit and loss
other comprehensive income	—
Transfers
Amounts settled	—
Exchange differences recorded in profit and loss	(0.4)

Balance at 30 June 2019	4.8

Entertainment One Ltd. Unaudited Condensed Consolidated Financial Statements as of June 30, 2019

and for the three months ended June 30, 2019

The key assumption in measuring the value of the non-listed equity instruments is the long term performance of the available-for-sale investments. There is no reasonable change in the performance of the investments that would give rise to a material change in the assets in these condensed consolidated financial statements.

VALUATION TECHNIQUES AND INPUTS

	Valuation technique and key inputs	Significant unobservable input	Relationship of unobservable inputs to fair value
Level 1: Senior secured notes (for fair value disclosure only)	Fair value measurements are derived from unadjusted quoted prices in active markets for identical assets or liabilities.	N/a	N/a

Level 2: Derivative financial instruments	Discounted cash flow – future cash flows are estimated based on forward exchange rates (from observable forward exchange rates at the end of the reporting period) and contract forward rates, discounted at a rate that reflects the credit risk of various counterparties.	N/a	N/a

Level 3: Non-listed equity instruments	Income approach – in this approach, the discounted cash flow method was used to capture the present value of the expected future economic benefits to be derived from the ownership of these investees.	Long-term performance of the available-for-sale investments, taking into account management’s experience and knowledge of market conditions of the specific industries.	The greater the cash generation of the investment over time, the higher the fair value.

CONCENTRATION OF CREDIT RISK

The assessment of credit risk and the estimation of the expected credit losses was determined by evaluating at the reporting date for each financial asset a range of possible outcomes using reasonable and supportable information based on past events, current conditions and forecasts of future events and economic conditions. A loss allowance has been recorded for all financial assets with the carrying amount a reasonable approximation of fair value.

10. INTEREST-BEARING LOANS AND BORROWINGS

	Period ended 30 June 2019 £m	Year ended 31 March 2019 £m
Bank borrowings	150.8	42.7
Senior secured notes	425.0	355.0
Bank overdrafts	—	0.3
Deferred finance charges	(9.2)	(5.9)
Other	1.0	1.0

Interest bearing loans and borrowings	567.6	393.1

Cash and cash equivalents (other than those held by production subsidiaries)	(57.6)	(51.6)

Net Debt	510.0	341.5

Shown in the consolidated balance sheet as:
Non-current	567.1	392.2
Current	0.5	0.9

Entertainment One Ltd. Unaudited Condensed Consolidated Financial Statements as of June 30, 2019

and for the three months ended June 30, 2019

The following are the movements in the Group’s interest-bearing loans and borrowings during the year.

	Term loan £m	Bank borrowings £m	Senior secured notes £m	Other loans including overdrafts £m	Total £m
At 1 April 2018	—	23.8	355.0	2.5	381.3
Drawdowns	—	372.0	—	0.8	372.8
Repayments	—	(355.1)	—	(2.1)	(357.2)
Exchange differences	—	2.0	—	0.1	2.1

At 31 March 2019	—	42.7	355.0	1.3	399.0

Drawdowns	52.0	136.1	425.0	—	613.1
Repayments	(52.0)	(31.4)	(355.0)	(0.3)	(438.7)
Exchange differences	—	3.4	—	—	3.4

At 30 June 2019	—	150.8	425.0	1.0	576.8

Term loan

On 18 April 2019, the Group borrowed £52.0m through a term loan maturing on 31 December 2020 to part fund the acquisition of Audio Network Limited. The term loan was repaid on 26 June 2019 through the proceeds of the issuance of the £425.0m Senior Secured Notes due 2026. Unamortised deferred finance charges of £0.4m relating to the Term Loan were written off during the period.

Bank borrowings

Bank borrowings include borrowings under the Group’s super senior revolving credit facility (‘RCF’) which matures in December 2023. At 30 June 2019, the Group had available £53.4m of undrawn committed bank borrowings under the RCF.

Senior Secured Notes

On 25 June 2019 the Group completed the issuance of £425.0m in aggregate principal amount of 4.625% Senior Secured Notes (the ‘Notes’) due 2026. The Notes are subject to a number of financial covenants including interest cover charge and net debt against underlying EBITDA. The Notes are secured against the assets of various Group subsidiaries which make up the ‘Restricted Group’ and rank pari passu with the revolving credit facility.

The proceeds of the Notes were used to redeem the Group’s £355.0m in aggregate principal amount of 6.875% Senior Secured Notes due 2022.

Deferred finance charges

The Group capitalised fees of £7.0m during the period associated with the issuance of the Senior Secured Notes. The unamortised deferred finance charges (net of premium) of £3.0m on the £355.0m of Notes were written off during the period.

11. PRODUCTION FINANCING

	Period ended 30 June 2019 £m	31 March 2019 £m
Production financing held by production subsidiaries	141.9	192.4
Other loans	5.4	3.5

Production financing	147.3	195.9

Cash and cash equivalents (held by production subsidiaries)	(69.5)	(55.8)

Production financing (net of cash)	77.8	140.1

Production financing shown in the consolidated balance sheet as:
Non-current	73.3	110.2
Current	74.0	85.7

Entertainment One Ltd. Unaudited Condensed Consolidated Financial Statements as of June 30, 2019

and for the three months ended June 30, 2019

The following are the movements in the Group’s production financing and other loans during the year.

	Production financing £m	Other loans £m	Total £m
At 1 April 2018	171.9	4.9	176.8
Drawdowns	224.5	0.8	225.3
Repayments	(211.8)	(2.5)	(214.3)
Exchange differences	7.8	0.3	8.1

At 31 March 2019	192.4	3.5	195.9

Drawdowns	23.6	6.4	30.0
Repayments	(79.3)	(4.7)	(84.0)
Exchange differences	5.2	0.2	5.4

At 30 June 2019	141.9	5.4	147.3

Entertainment One Ltd. Unaudited Condensed Consolidated Financial Statements as of June 30, 2019

and for the three months ended June 30, 2019

12. STATED CAPITAL

The Company has one class of shares. These common shares carry the right to one vote at general meetings of the Company. They have no par value and the authorised number of common shares is unlimited. There are no specific restrictions on the size of a holding nor on the transfer of shares, which are both governed by the general provisions of the Articles of the Company and prevailing legislation.

Analysis of amounts recognised by the Group

	Period ended 30 June 2019		Year ended 31 March 2019
	Number of shares	Value	Number of shares	Value
	‘000	£m	‘000	£m
Balance at 1 April	464,787	610.6	460,112	594.8
Shares issued on exercise of share options	1,062	4.4	2,805	9.5
Shares issued as part-consideration for acquisitions	2,112	9.9	638	1.9
Shares issued as part-consideration for acquisitions of non-controlling interests	—	—	1,232	4.5
Shares issued as part of equity raise	28,900	127.5	—	—

Balance	496,860	752.4	464,787	610.7

Own Shares	—	—	(87)	(0.1)

Net balance	496,860	752.4	464,700	610.6

During the period ended 30 June 2019, the Group issued the following stated capital:

•	1,061,058 common shares were issued to employees (or former employees) exercising share options. The total consideration received by the Company on the exercise of these options was £nil.

•

On 12 April 2019, 28,900,000 new common shares (equivalent to £127.5m net of transaction costs of £2.5m) were issued as part of an equity raise for the acquisition of Audio Network Limited (see Note 6).

•	On 18 April 2019, 2,112,428 new common shares (equivalent to £9.9m) were issued as part consideration for the acquisition of Audio Network Limited (see Note 6).

During the year ended 31 March 2019, the Group issued the following stated capital:

•	2,805,181 common shares were issued to employees (or former employees) exercising share options. The total consideration received by the Company on the exercise of these options was £nil.

•	On 9 April 2018, 637,952 common shares (equivalent to £1.9 million) were issued as part consideration for the acquisition of Whizz Kid Entertainment Limited.

•	On 27 June 2018, 1,231,768 common shares (equivalent to £4.5 million) were issued as part consideration for the purchase of the remaining 49% share in Sierra Pictures, LLC

At 30 June 2019 the Company’s stated capital comprised 496,859,706 common shares (March 2019: 464,786,220).

13. DIVIDENDS

On 20 May 2019 the directors declared a final dividend in respect of the financial year ended 31 March 2019 of 1.5 pence (2018: 1.4 pence) per share, which has absorbed £6.0m of total equity (2018: £5.3m) and the liability is recorded within other payables. The dividend was paid on 6 September 2019. Withholding tax of £1.5m (2018: £1.3m) crystallised on payment and as such, has not been recorded in these condensed consolidated statements.

14. POST-BALANCE SHEET EVENTS

On 22 August 2019, the Group entered into an agreement with Hasbro Inc. under which Hasbro will acquire the Group in an all-cash transaction valued at £3.3 billion. Under the terms of the agreement, the Group’s shareholders will receive £5.60 in cash for each common share of the Company. The completion of the transaction is subject to receipt of certain regulatory approvals, and other customary closing conditions. The Group’s shareholders voted 99.9% in favour of the deal on 17 October 2019.

On 12 September 2019 the Group acquired US-based, notification content producer Blackfin Inc. for initial consideration of £4.1m rising to £16.2m depending upon performance related conditions.

On 11 July 2019 eOne entered into an agreement to acquire UK-based Daisybeck Studios, an independent television company producing quality factual, factual entertainment and event programming for an initial consideration of £2.1m rising to £15.0m depending upon performance related conditions.

The provisional acquisition accounting for Blackfin and Daisybeck Studios will be included in the Group’s condensed consolidated financial statements for the six months ended 30 September 2019 and is not yet available due to the timing and size of the acquisitions.